SECURITIES AND EXCHANGE COMMISSION
			WASHINGTON, D.C.  20549


			      FORM S-8
			REGISTRATION STATEMENT
			       UNDER
		      THE SECURITIES ACT OF 1933

			   FPL GROUP, INC.
	(Exact name of registrant as specified in its charter)
Florida                                               59-2449419
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)
			700 Universe Boulevard
		      Juno Beach, Florida  33408
			    (561) 694-4000
	  (Address, including zip code, and telephone number,
	  including area code, of registrant's principal executive office)


		     FPL Group Employee Thrift Plan
 Employee Thrift and Retirement Savings Plan for Bargaining Unit Employees
		   of Florida Power & Light Company
		      (Full titles of the plans)


Dennis P. Coyle
General Counsel and Secretary
FPL Group, Inc.
700 Universe Boulevard
Juno Beach, Florida  33408
(561) 694-4644

Jeffrey I. Mullens, P.A.
Steel Hector & Davis LLP
1900 Phillips Point West
777 South Flagler Drive
West Palm Beach, Florida  33401-6198
(561) 650-7257

Robert J. Reger, Jr., Esq.
Thelen Reid & Priest LLP
40 West 57th Street
New York, New York  10019-4097
(212) 603-2000
(Names and addresses of agents for service)
(Telephone number, including area code, of agents for service)

Copies to:
	Denise A. Gordon, Esq.
	Steel Hector & Davis LLP
	1900 Phillips Point West
	777 South Flagler Drive
	West Palm Beach, Florida, 33401-6198
	(561) 650-7273

CALCULATION OF REGISTRATION FEE




						   Proposed         Proposed
Title of                         Amount            Maximum          Maximum             Amount of
Securities to                    to be             Offering Price   Aggregate           Registration
be Registered                    Registered        Per Unit (1)     Offering Price (1)  Fee

FPL Group Employee Thrift Plan (the "Employee Thrift Plan"):
Common Stock, $.01 par value     4,000,000 (2)     $50.75           $203,000,000
Preferred Share Purchase Rights  4,000,000 (3)

Employee Thrift and Retirement Savings Plan for Bargaining Unit Employees of
Florida Power & Light Company (the "Bargaining Unit Plan"):
Common Stock, $.01 par value     2,000,000 (2)     $50.75           $101,500,000        $84,651.00(4)
Preferred Share Purchase Rights  2,000,000 (3)





(1)     Estimated solely for the purpose of
calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of
1933, as amended (the "Securities Act"), based upon the average of the high and low prices of such Common Stock on September 24, 1999 on the New York Stock Exchange Composite
Tape.
(2) This Registration Statement also relates to such indeterminate number of additional Common
Shares of the Registrant as may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchange of shares or other similar events.
(3)     The Preferred Share Purchase Rights (the
"Rights") are attached to and will trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.
(4) Since no separate consideration is paid for the Rights, the registration fee for such securities is included in the registration fee for the Common Stock. The amount of the registration fee represents the fee for registration of the total number of securities being registered under this
Registration Statement.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

This Registration Statement shall become effective upon filing with the Commission in accordance with
Section 8(a) of the Securities Act, and Rules 456 and 462 promulgated thereunder.

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to each of the FPL Group Employee Thrift Plan (the "Employee Thrift Plan") and the Employee Thrift and Retirement Savings Plan for Bargaining Unit Employees of Florida Power & Light Company (the "Bargaining Unit Plan") is effective. Accordingly, pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-30697 registering shares under the Employee Thrift Plan and Registration Statement No. 333-30695 registering shares under the Bargaining Unit Plan, each filed with the Commission on July 3, 1997, are incorporated herein by reference.

Item 8.      Exhibits

5       Opinion of Steel Hector & Davis LLP.

23(a)   Consent of Deloitte & Touche LLP.

23(b)   Consent of Steel Hector & Davis LLP (included in
Exhibit 5 to this Registration statement).

24      Power of Attorney (included on signature pages of this
Registration Statement).

POWER OF ATTORNEY PRIVATE

	Each director and/or officer of the Registrant whose signature appears below hereby appoints the agents for service named in this Registration Statement, and each of them severally, as his attorney-in-fact to sign in his name and on his behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement, and the Registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and on its behalf.

SIGNATURES

	The Registrant. Pursuant to the requirements of the Securities Act of 1933, FPL Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, State of Florida, on this 13th day of September, 1999.


	 FPL GROUP, INC.
	 By:  /s/James L. Broadhead
	 James L. Broadhead, Chairman of the Board,
	 Chief Executive Officer and Director


	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                                     Date
/s/ James L. Broadhead
James L. Broadhead             Chairman of the Board, Chief Executive    September 13, 1999
			       Officer and Director
			       (Principal Executive Officer)

/s/ Lewis Hay, III
Lewis Hay, III                 Vice President, Finance and Chief         September 13, 1999
			       Financial Officer
			       (Principal Financial Officer)

/s/ K. Michael Davis
K. Michael Davis               Controller and Chief Accounting Officer   September 13, 1999
			       (Principal Accounting Officer)


/s/ H. Jesse Arnelle
H. Jesse Arnelle               Director                                  September 13, 1999


Sherry S. Barrat               Director                                  September 13, 1999


/s/Robert M. Beall, II
Robert M. Beall, II            Director                                   September 13, 1999

/s/ J. Hyatt Brown
J. Hyatt Brown                 Director                                   September 13, 1999


Armando M. Codina              Director                                   September 13, 1999


Marshall M. Criser             Director                                   September 13, 1999


/s/ B. F. Dolan
B. F. Dolan                    Director                                   September 13, 1999


/s/ Willard D. Dover
Willard D. Dover               Director                                   September 13, 1999


/s/ Alexander W. Dreyfoos  Jr.
Alexander W. Dreyfoos Jr.      Director                                   September 13, 1999



/s/ Paul J. Evanson
Paul J. Evanson                Director                                   September 13, 1999



/s/ Drew Lewis
Drew Lewis                     Director                                   September 13, 1999



Frederic V. Malek              Director                                   September 13, 1999


/s/ Paul R. Tregurtha
Paul R. Tregurtha              Director                                   September 13, 1999


/s/ Roger Young                Director                                   September 13, 1999
Roger Young


The Plans. Pursuant to the requirements of the Securities Act, the trustees (or persons who administer the employee benefit plans) have duly caused this Registration
Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, State of Florida, on this 13th day of September, 1999.



FPL GROUP EMPLOYEE THRIFT PLAN
EMPLOYEE THRIFT AND RETIREMENT SAVINGS
PLAN FOR BARGAINING UNIT EMPLOYEES OF
FLORIDA POWER & LIGHT COMPANY

By: Employee Benefits Plan Administrative Committee


By:      /s/ James K. Peterson
	     James K. Peterson, Chairman



EXHIBIT INDEX

Exhibit No.          Description

5              Opinion of Steel Hector & Davis LLP.

23(a)          Consent of Deloitte & Touche LLP.

23(b)          Consent of Steel Hector & Davis LLP (included in
	       Exhibit 5 to this Registration Statement).

24 Power of Attorney (included on signature pages of this Registration Statement).



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